UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 8, 2013
(Date of Report – date of earliest event reported)

UNI-PIXEL, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-34998	71-2926437
(Commission File No.)	(IRS Employer Identification No.)

8708 Technology Forest Place, Suite 100
The Woodlands, Texas 77381
(Address of principal executive offices)

(281) 825-4500
(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 8, 2013, we announced that we engaged a touch-screen ecosystem partner to facilitate the development, introduction and production of products that feature next-generation touch screens based on our UniBoss™ pro-cap, multi-touch sensor film.  We granted the partner a preferred price and capacity license for its UniBoss touch sensor technology.

We expect the license fees paid under the agreement will be used to build out an additional one million square feet per month of production capacity for UniBoss.  The additional capacity will take our license capacity build out to two million square feet per month.  We are currently building out one million square feet per month for our PC Preferred Price and Capacity licensee.

In addition to establishing sensor capacity, we intend to work with our preferred price and capacity licensees to develop a global touch module supply chain for OEMs and ODMs, which includes die cutting, tab bonding, and lamination of the module to the display.

We received an initial $5 million of scheduled payments from our PC maker licensee.  We will recognize this revenue in the first quarter of 2013.

This Current Report on Form 8-K contains forward-looking statements, including information about our management's view of future expectations, plans and prospects, including our views regarding the opportunity we see regarding our new licensee, our installation plans, our financing needs and our technological capabilities within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause our results to be materially different than those expressed or implied in such statements. These factors include less than expected growth in the films and touch screen industries; lack of acceptance of our solutions; an inability to continue increasing our number of customers or the revenues we derive from our customers; an inability to develop our technology and meet customer demands; an inability to effectively manage growth; and an inability to adequately finance our business. Certain of these risk factors and others are included in documents we file with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2012, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included herein are made only as of the date hereof. We cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, we expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 8, 2013

UNI-PIXEL, INC.

   By:  /s/ Reed Killion
Reed Killion
Chief Executive Officer